EXHIBIT 3.2

                                     BYLAWS

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                                   BY-LAWS OF

                          INTERACTIVE PROCESSING, INC.


                                    ARTICLE I

                                  SHAREHOLDERS


         Section 1.01 ANNUAL MEETING. The annual meeting of the shareholders shall be held at such date and time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly-executed waiver of notice thereof. If the corporation shall fail to provide notice of the annual meeting of the shareholders as set forth above, the annual meeting of the shareholders of the corporation shall be held during the month of November or December of each year as determined by the Board of Directors, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

         Section 1.02 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president or the Board of Directors and shall be called by the president at the written request of the holders of not less than 51% of the issued and outstanding shares of capital stock of the corporation.

         All business lawfully to be transacted by the shareholders may be transacted at any special meeting at any adjournment thereof. However, no business shall be acted upon at a special meeting, except that referred to in the notice calling the meeting, unless all of the outstanding capital stock of the corporation is represented either in person or by proxy. Where all of the capital stock is represented, any lawful business may be transacted and the meeting shall be valid for all purposes.

         Section 1.03 PLACE OF MEETINGS. Any meeting of the shareholders of the corporation may be held at its principal office in the State of Nevada or such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by the shareholders entitled to vote may designate any place for the holding of such meeting.

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        Section 1.04  NOTICE OF MEETINGS.

                  (a) The secretary shall sign and deliver to all shareholders of record written or printed notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting; which notice shall state the place, date and time of the meeting, the general nature of the business to be transacted, and, in the case of any meeting at which directors are to be elected, the names of nominees, if any, to be presented for election.

                  (b) In the case of any meeting, any proper business may be presented for action, except that the following items shall be valid only if the general nature of the proposal is stated in the notice or written waiver of notice:

                           (1) Action with respect to any contract or transaction between the corporation and one or more of its directors or another firm, association, or corporation in which one or more of its directors has a material financial interest;

                           (2)  Adoption  of   amendments  to  the  Articles  of
                  Incorporation; or

                           (3) Action with respect to the merger, consolidation,
                  reorganization,    partial   or   complete   liquidation,   or
                  dissolution of the corporation.

                  (c) The notice shall be personally delivered or mailed by first class mail to each shareholder of record at the last known address thereof, as the same appears on the books of the corporation, and the giving of such notice shall be deemed delivered the date the same is deposited in the United States mail, postage prepaid. If the address of any shareholder does not appear upon the books of the corporation, it will be sufficient to address any notice to such shareholder at the principal office of the corporation.

                  (d) The written certificate of the person calling any meeting, duly sworn, setting forth the substance of the notice, the time and place the notice was mailed or personally delivered to the several shareholders, and the addresses to which the notice was mailed shall be prima facie evidence of the manner and fact of giving such notice.


         Section 1.05 WAIVER OF NOTICE. If all of the shareholders of the corporation shall waive notice of a meeting, no notice shall be required, and, whenever all of the shareholders shall meet in

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person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

         Section 1.06  DETERMINATION OF SHAREHOLDERS OF RECORD.

                  (a) The Board of Directors may at any time fix a future date as a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

                  (b) If no record date is fixed by the Board of Directors, then
         (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         Section 1.07  QUORUM: ADJOURNED MEETINGS.

                  (a) At any meeting of the shareholders, a majority of the issued and outstanding shares of the corporation represented in person or by proxy, shall constitute a quorum.

                  (b) If less than a majority of the issued and outstanding shares are represented, a majority of shares so represented may adjourn from time to time at the meeting, until holders of the amount of stock required to constitute a quorum shall be in attendance. At any such adjourned meeting

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         at which a quorum  shall be present,  any  business  may be  transacted
         which  might  have  been  transacted  as  originally  called.   When  a
         shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than ten (10) days in which event notice thereof shall be given.

         Section 1.08  VOTING.

                  (a) Each shareholder of record, such shareholder's duly authorized proxy or attorney-in-fact shall be entitled to one (1) vote for each share of stock standing registered in such shareholder's name on the books of the corporation on the record date.

                  (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy or attorney-in-fact. With respect to shares held by a representative of the estate of a deceased shareholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly-appointed guardian of the estate of such minor if such guardian has provided the corporation with written notice and proof of such appointment.

                  (c) With respect to shares standing in the name of a corporation on the record date, votes may be cast by such officer or agents as the by-laws of such corporation prescribe or, in the absence of an applicable by-law provision, by such person as may be appointed by resolution of the Board of Directors of such corporation. In the event no person is so appointed, such votes of the corporation may be cast by any person (including the officer making the authorization) authorized to do so by the Chairman of the Board of Directors, President or any Vice President of such corporation.

                  (d) Notwithstanding anything to the contrary herein contained, no votes may be cast by shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a

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         fiduciary capacity,  no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

                  (e) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship respect in the same shares, votes may be cast in the following manner:

                           (1) If only one such person votes, the votes of such person binds all.

                           (2) If more than one person casts votes, the act of the majority so voting binds all.

                           (3) If more than one person casts votes, but the vote
                  is evenly split on a particular matter, the votes shall be deemed cast proportionately as split.

                  (f) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

                  (g) If a quorum is present, the affirmative vote of holders of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless a vote of greater number or voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation and these By-Laws.


         Section 1.09 PROXIES. At any meeting of shareholders, any holder of shares entitled to vote may authorize another person or persons to vote by proxy with respect to the shares held by an instrument in writing and subscribed to by the holder of such shares entitled to vote. No proxy shall be valid after the expiration of six (6) months from the date of execution thereof, unless coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its execution. Every proxy shall continue

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in full force and effect until its expiration or  revocation.  Revocation may be effected by filing an instrument revoking the same or a duly-executed proxy bearing a later date with the secretary of the corporation.


         Section 1.10 ORDER OF BUSINESS. At the annual shareholders meeting, the regular order of business shall be as follows:

                           (1)   Determination   of  shareholders   present  and
                  existence of quorum;

                           (2) Reading and approval of the minutes of the previous meeting or meetings;

                           (3) Reports of the Board of Directors, the president,
                  treasurer and secretary of the corporation, in the order named;

                           (4)      Reports of committee;

                           (5)      Election of directors;

                           (6)      Unfinished business;

                           (7)      New business;

                           (8)      Adjournment.


         Section 1.11 ABSENTEES CONSENT TO MEETINGS. Transactions of any meeting of the shareholders are as valid as though had at a meeting duly-held after regular call and notice if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the beginning. Neither the business to be transacted at nor the purpose of any regular or special

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meeting of  shareholders  need be  specified  in any  written  waiver of notice, except as otherwise provided in Section 1.04(b) of these By-Laws.

         Section 1.12 ACTION WITHOUT MEETING. Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if consented to by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by the laws of the State of Nevada, the Articles of Incorporation, or these ByLaws. Whenever action is taken by written consent, a meeting of shareholders needs not be called or noticed.



                                   ARTICLE II

                                    DIRECTORS


         Section 2.01 NUMBER, TENURE AND QUALIFICATION. Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least one (1) but no more than nine (9) persons, who shall be elected at the annual meeting of the shareholders of the corporation and who shall hold office for one (1) year or until their successors are elected and qualify.


         Section 2.02 RESIGNATION. Any director may resign effective upon giving written notice to the chairman of the Board of Directors, the president, or the secretary of the corporation, unless the notice specifies a later time for effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future date, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.


         Section 2.03 REDUCTION IN NUMBER. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.


         Section 2.04  REMOVAL.

                  (a) The Board of Directors or the shareholders of the corporation, by a majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

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         Section 2.05  VACANCIES.

                  (a) A vacancy in the Board of Directors because of death, resignation, removal, change in number of directors, or otherwise may be filled by the shareholders at any regular or special meeting or any adjourned meeting thereof or the remaining director(s) by the affirmative vote of a majority thereof. A Board of Directors consisting of less than the maximum number authorized in Section 2.01 of ARTICLE II constitutes vacancies on the Board of Directors for purposes of this paragraph and may be filled as set forth above including by the election of a majority of the remaining directors. Each successor so elected shall hold office until the next annual meeting of shareholders or until a successor shall have been duly-elected and qualified.

                  (b) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares entitled to vote may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.


         Section 2.06 REGULAR MEETINGS. Immediately following the adjournment of, and at the same place as, the annual meeting of the shareholders, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers of the corporation and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date and hour for holding additional regular meetings.

         Section 2.07 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman and shall be called by the chairman upon the request of any two (2) directors or the president of the corporation.


         Section 2.08 PLACE OF MEETINGS. Any meeting of the directors of the corporation may be held at its principal office in the State of Nevada, or at such other place in or out of the United States as the Board of Directors may designate. A waiver or notice signed by the directors may designate any place for the holding of such meeting.

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         Section  2.09  NOTICE OF  MEETINGS.  Except as  otherwise  provided  in
Section 2.06, the chairman shall deliver to all directors written or printed notice of any special meeting, at least three (3) days before the date of such meeting, by delivery of such notice personally or mailing such notice first class mail, or by telegram. If mailed, the notice shall be deemed delivered two
(2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless such attendance is for the express purpose of objecting to the transaction of business threat because the meeting is not properly called or convened.


         Section 2.10  QUORUM: ADJOURNED MEETINGS.

                  (a) A majority of the Board of Directors in office shall constitute a quorum.

                  (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         Section 2.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board of Directors or of such committee. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. Such action by written consent shall have the same force and effect as the unanimous vote of the Board of Directors or committee.


         Section 2.12 TELEPHONIC MEETINGS. Meetings of the Board of Directors may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting.


         Section 2.13 BOARD DECISIONS. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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         Section 2.14  POWERS AND DUTIES.

                  (a) Except as otherwise provided in the Articles of Incorporation or the laws of the State of Nevada, the Board of Directors is invested with the complete and unrestrained authority to manage the affairs of the corporation, and is authorized to exercise for such purpose as the general agent of the corporation, its entire corporate authority in such manner as it sees fit. The Board of Directors may delegate any of its authority to manage, control or conduct the current business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to sub-delegate, and upon such terms as may be deemed fit.

                  (b) The Board of Directors shall present to the shareholders at annual meetings of the shareholders, and when called for by a majority vote of the shareholders at a special meeting of the shareholders, a full and clear statement of the condition of the corporation, and shall, at request, furnish each of the shareholders with a true copy thereof.

                  (c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present. The contract or act shall be valid and binding upon the corporation and upon all the shareholders thereof, if approved and ratified by the affirmative vote of a majority of the shareholders at such meeting.

                  (d) In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered to issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the shareholders and the judgment of the Board of Directors as to the value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable.


         Section 2.15 COMPENSATION. The directors shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board, but shall not receive any compensation for their services as directors until such time as the corporation is able to declare and pay dividends on its capital stock.

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         Section 2.16  BOARD OFFICERS.

                  (a) At its annual meeting, the Board of Directors shall elect, from among its members, a chairman to preside at the meetings of the Board of Directors. The Board of Directors may also elect such other board officers and for such term as it may, from time to time, determine advisable.

                  (b) Any vacancy in any board office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.


         Section 2.17 ORDER OF BUSINESS. The order of business at any meeting of the Board of Directors shall be as follows:

                           (1) Determination of members present and existence of
                  quorum;

                           (2) Reading and approval of the minutes of any previous meeting or meetings;

                           (3)      Reports of officers and committeemen;

                           (4)      Election of officers;

                           (5)      Unfinished business;

                           (6)      New business;

                           (7)      Adjournment.



                                   ARTICLE III

                                    OFFICERS


         Section 3.01 ELECTION. The Board of Directors, at its first meeting following the annual meeting of shareholders, shall elect a president, a secretary and a treasurer to hold office for one (1) year next coming and until their successors are elected and qualify. Any person may hold two or more offices. The Board of Directors may, from time to time, by resolution, appoint one or more vice presidents, assistant secretaries, assistant treasurers and transfer agents of the corporation as it may deem advisable; prescribe their duties; and fix their compensation.

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         Section  3.02  REMOVAL;  RESIGNATION.  Any officer or agent  elected or appointed by the Board of Directors may be removed by it whenever, in its judgment, the best interest of the corporation would be served thereby. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the resigning officer is a party.


         Section 3.03 VACANCIES. Any vacancy in any office because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.


         Section 3.04 PRESIDENT. The president shall be the general manager and executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The president shall preside at all meetings of the shareholders and shall sign the certificates of stock issued by the corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

         Unless otherwise ordered by the Board of Directors, the president shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of the shareholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to represent the corporation for these purposes.


         Section 3.05 VICE PRESIDENT. The Board of Directors may elect one or more vice presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act, including the signing of the certificates of stock issued by the corporation, and the vice president shall perform such other duties as shall be prescribed by the Board of Directors.

         Section 3.06 SECRETARY. The secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall affix the

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corporate  seal to all  certificates  of stock duly  issued by the  corporation, shall have charge of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general perform all duties incident to the office of the secretary. All corporate books kept by the secretary shall be open for examination by any director at any reasonable time.


         Section 3.07 ASSISTANT SECRETARY. The Board of Directors may appoint an assistant secretary who shall have such powers and perform such duties as may be prescribed for him by the secretary of the corporation or by the Board of Directors.


         Section 3.08 TREASURER. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer shall sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these By-laws or by the Board of Directors to be signed by the treasurer. The treasurer shall enter regularly in the books of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any directors of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors. The treasurer shall, if required by the Board of Directors,give a bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the treasurer and for restoration to the corporation in the event of the treasurer's death, resignation, retirement, or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

         Section 3.09 ASSISTANT TREASURER. The Board of Directors may appoint an assistant treasurer who shall have such powers and perform such duties as may be prescribed by the treasurer of the corporation or by the Board of Directors, and the Board of Directors may require the assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve,for the faithful performance of the duties of assistant treasurer, and for the restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.



                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 4.01 ISSUANCE. Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

         Section 4.02 CERTIFICATES. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be signed by the president or the vice president and also by the secretary or an assistant secretary. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement of summary of any applicable rights, preferences, privileges, or restrictions thereon, and a statement that the shares are assessable, if applicable. All certificates shall be consecutively numbered. The name and address of the shareholder, the number of shares, and the date of issue shall be entered on the stock transfer books of the corporation.


         Section 4.03 SURRENDER: LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and an indemnity bond in an amount and upon such terms as the treasurer, or the Board of Directors, shall require. In no case shall the bond be in amount less than twice the current market value of the stock and it shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

         Section 4.04 REPLACEMENT CERTIFICATE. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, including, without limitation, the merger or consolidation of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive dividends or exercise any other rights of shareholders until the holder has complied with the order provided that such order operates to suspend such rights only after notice and until compliance.

         Section 4.05 TRANSFER OF SHARES. No transfer of stock shall be valid as against the corporation except on surrender and cancellation by the certificate therefor, accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer on the books of the corporation.


         Section 4.06 TRANSFER AGENT. The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent and such registrar of transfer.


         Section 4.07 STOCK TRANSFER BOOKS. The stock transfer books shall be closed for a period of ten (10) days prior to all meetings of the shareholders and shall be closed for the payment of dividends as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable.

         Section 4.08 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.



                                    ARTICLE V

                                    DIVIDENDS


         Section 5.01 Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06 of these By-laws, prior to the dividend payment for the purpose of determining shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend.



                                   ARTICLE VI

              OFFICES; RECORDS; REPORTS; SEAL AND FINANCIAL MATTERS


         Section 6.01 PRINCIPAL OFFICE. The principal office of the corporation in the State of Nevada shall be the Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121, and the corporation may have an office in any other state or territory as the Board of Directors may designate.


         Section 6.02 RECORDS. The stock transfer books and a certified copy of the By-laws, Articles of Incorporation, any amendments thereto, and the minutes of the proceedings of the shareholders, the Board of Directors, and committees of the Board of Directors shall be kept at the principal office of the corporation for the inspection of all who have the right to see the same and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

         Section 6.03 FINANCIAL REPORT ON REQUEST. Any shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock may make a written request for an income statement of the corporation for the three (3) month, six (6) month, or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period. In addition, if no annual report for the last fiscal year has been sent to shareholders, such shareholder or shareholders may make a request for a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year. The statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months, and such copies shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to each shareholder. Upon request by any shareholder, there shall be mailed to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The financial statements referred to in this
Section 6.03 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.


         Section 6.04  RIGHT OF INSPECTION.

                  (a) The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of Directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a shareholder or as the holder of such voting trust certificate. This right of inspection shall extend to the records of the subsidiaries, if any, of the corporation. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                  (b) Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         Section 6.05 CORPORATE SEAL. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.


         Section 6.06 FISCAL YEAR. The fiscal year-end of the corporation shall be the calendar year or such other term as may be fixed by resolution of the Board of Directors.


     Section 6.07 RESERVES. The Board of Directors may create, by resolution, out of the earned surplus of the corporation such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.



                                   ARTICLE VII

                                 INDEMNIFICATION


         Section 7.01 INDEMNIFICATION. The corporation shall, unless prohibited by Nevada Law, indemnify any person (an "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor (collectively, a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all Expenses and Liabilities actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article shall be presumed to have been relied upon by the directors, officers, employees and agents of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

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


         Section 7.02 INDEMNIFICATION CONTRACTS. The Board of Directors is authorized on behalf of the corporation, to enter into, deliver and perform agreements or other arrangements to provide any Indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide (i) that the Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by the corporation as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses, (iii) that the Indemnitee shall be presumed to be entitled to indemnification under this Article or such agreement or arrangement and the corporation shall have the burden of proof to overcome that presumption, (iii) for procedures to be followed by the corporation and the Indemnitee in making any determination of entitlement to indemnification or for appeals therefrom and (iv) for insurance or such other Financial Arrangements described in Paragraph 7.02 of this Article, all as may be deemed appropriate by the Board of Directors at the time of execution of such agreement or arrangement.

         Section 7.03 INSURANCE AND FINANCIAL ARRANGEMENTS. The corporation may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements ("Financial Arrangements") on behalf of any Indemnitee for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Such other Financial Arrangements may include (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of the corporation's obligation of indemnification by granting a security interest or other lien on any assets of the corporation, or (iv) the establishment of a letter of credit, guaranty or surety.


         Section 7.04  DEFINITIONS.  For purposes of this Article:

                  EXPENSES. The word "EXPENSES" shall be broadly construed and, without limitation, means (i) all direct and indirect costs incurred, paid or accrued, (ii) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (iii) all other disbursements and out-of-pocket expenses, (iv) amounts paid in settlement, to the extent permitted by Nevada Law, and (v) reasonable compensation for time spent by the Indemnitee for which he is otherwise not compensated by the corporation or any third party, actually and reasonably incurred in connection with either the appearance at or investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under any agreement or arrangement, this Article, the Nevada Law or otherwise; provided, however, that "Expenses" shall not include any judgments or fines or excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other excise taxes or penalties.

                  LIABILITIES. "Liabilities" means liabilities of any type whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement.

                  NEVADA  LAW.  "NEVADA  LAW"  means  Chapter  78 of the  Nevada
         Revised Statutes as amended and in effect from time to time or any successor or other statutes of Nevada having similar import and effect.

                  THIS ARTICLE.  "THIS  ARTICLE" means  Paragraphs  7.01 through
         7.04 of these bylaws or any portion of them.

                  POWER OF STOCKHOLDERS. Paragraphs 7.01 through 7.04, including this Paragraph, of these Bylaws may be amended by the stockholders only by vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the entire number of shares of each class, voting separately, of the outstanding capital stock of the corporation (even though the right of any class to vote is otherwise restricted or denied); provided, however, no amendment or repeal of this Article shall adversely affect any right of any Indemnitee existing at the time such amendment or repeal becomes effective.

                  POWER OF DIRECTORS. Paragraphs 7.01 through 7.04 and this Paragraph of these Bylaws may be amended or repealed by the Board of Directors only by vote of eighty percent (80%) of the total number of Directors and the holders of sixty-six and two-thirds percent (66 2/3) of the entire number of shares of each class, voting separately, of the outstanding capital stock of the corporation (even though the right of any class to vote is otherwise restricted or denied); provided, however, no amendment or repeal of this Article shall adversely affect any right of any Indemnitee existing at the time such amendment or repeal becomes effective.


                                     - 20 -

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                                  ARTICLE VIII

                                     BY-LAWS


         Section 8.01 AMENDMENT. Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by the holders of a majority of the issued and outstanding capital stock.

         Section 8.02 ADDITIONAL BY-LAWS. Additional by-laws not inconsistent herewith may be adopted by the Board of Directors at any meeting of the Board of Directors at which a quorum is present by an affirmative vote of a majority of the directors present or by the unanimous consent of the Board of Directors in accordance with Section 2.11 of these By-laws.



                                  CERTIFICATION


         I,  the   undersigned,   being  the  duly  elected   secretary  of  the
Corporation, do hereby certify that the foregoing By-laws were adopted by the Board of Directors on the 17th day of September, 1995.


                                                /s/Mont Tanner
                                                ------------------------------
                                                Mont Tanner, Secretary



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